Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of Dolan Media Company our report dated February 13, 2009, on our audit of The Detroit Legal News Publishing, LLC, which appears in the Annual Report of Dolan Media Company on Form 10-K for the year ended December 31, 2008.
We also consent to the reference of our firm as “Experts” in the prospectus, which is part of this registration statement.
/s/ BAKER TILLY VIRCHOW KRAUSE, LLP
Southfield, Michigan
January 22, 2010